UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2014 (February 27, 2014)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The information provided in Item 2.03 below is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On February 27, 2014, Healthcare Realty Trust Incorporated (the “Company”) entered into a term loan agreement (the “Term Loan”) with Wells Fargo Bank, National Association, as Administrative Agent; PNC Bank, National Association., as Syndication Agent; U.S. Bank National Association, Fifth Third Bank and Branch Banking and Trust Company as Co-Documentation Agents; and the following additional lenders: Bank of Montreal – Chicago Branch; Regions Bank; First Tennessee Bank, National Association; and Pinnacle National Bank.
The Term Loan is a senior unsecured term loan facility for $200 million that matures in five years. The Term Loan bears interest at a rate equal to (x) LIBOR plus (y) a margin ranging from 1.00% to 1.95% (currently 1.45%) based upon the Company’s unsecured debt ratings. Payments under the Term Loan are interest only, with the full amount of the principal due at maturity. The Term Loan may be prepaid at any time, without penalty. The proceeds from the Term Loan were used by the Company to repay borrowings on its unsecured revolving credit facility due 2017 with Wells Fargo Bank, National Association, as Administrative Agent and the other lenders named therein (the "Credit Facility").
The Term Loan contains covenants that are customary for agreements of this type. These covenants include, among others: a limitation on the incurrence of additional indebtedness; a limitation on mergers, investments, acquisitions, redemptions of capital stock, and transactions with affiliates; and maintenance of specified financial ratios.
The Term Loan contains customary provisions relating to events of default for agreements of this type. The nonpayment of any outstanding principal, interest, fees or amounts due under the Term Loan and the failure to perform or observe covenants in the loan documents, among other things, could result in events of default.
The above description of the Term Loan does not purport to be complete and is qualified in its entirety by the full text of the Term Loan, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Also on February 27, 2014, the Company entered into an amendment to its Credit Facility (the "Amendment"). The Amendment expressly permits the existence of the Term Loan, updates the definition of LIBOR to the current market standard, and provides for other changes to conform the Credit Facility to the Term Loan. The Amendment does not impact the amount of borrowings available, the costs of borrowing to the Company, or the term of borrowings under the Credit Facility.
The above description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed hereto as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
10.1 Term Loan Agreement, dated as of February 27, 2014, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders that are party thereto.
10.2 Amendment No. 2 to Credit Agreement, dated as of February 27, 2014, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders that are party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHCARE REALTY TRUST INCORPORATED

By: /s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer
Date: February 28, 2014